Elevation Series Trust 485BPOS

Exhibit 99.(g)(15)

November 6, 2026

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114

Attention: Senior Vice President - Custody Operations

with a copy to:

State Street Bank and Trust Company
Legal Division - Global Services Americas
1 Congress Street

Boston, MA 02114

Re:	Clough Global Macro ETF (“CMAC”) (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 29.15.2, the Additional Clients provision, of the Custody Agreement dated as of September 2, 2022, as amended, modified, or supplemented from time to time (the "Agreement"), by and among each registered investment company party thereto, and State Street Bank and Trust Company ("State Street"), the undersigned Fund hereby requests that State Street act as Custodian for the new Fund under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, their representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

Elevation Series Trust

on behalf of:

Clough Global Macro ETF
By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrea Sharp
Name:	Andrea E. Sharp
Title:	Managing Director

Information Classification: Limited Access

Appendix A
List of Funds and Custodian Entities

Fund Name	Jurisdiction of formation

SRH U.S. Quality GARP ETF	Delaware

Sovereign's Capital Flourish Fund	Delaware

SRH REIT Covered Call ETF	Delaware

TrueShares Quarterly Bull Hedge ETF	Delaware

TrueShares Quarterly Bear Hedge ETF	Delaware

Clough Hedged Equity ETF	Delaware

Clough Select Equity ETF	Delaware

RiverNorth Active Income ETF	Delaware

TrueShares Seasonality Laddered Buffered ETF	Delaware

Polen International Dividend Income ETF (fka
The Opal International Dividend Income ETF)	Delaware

TrueShares Structured Outcome (January) ETF	Delaware

TrueShares Structured Outcome (February) ETF	Delaware

TrueShares Structured Outcome (March) ETF	Delaware

TrueShares Structured Outcome (April) ETF	Delaware

TrueShares Structured Outcome (May) ETF	Delaware

TrueShares Structured Outcome (June) ETF	Delaware

TrueShares Structured Outcome (July) ETF	Delaware

TrueShares Structured Outcome (August) ETF	Delaware

TrueShares Structured Outcome (September) ETF	Delaware

TrueShares Structured Outcome (October) ETF	Delaware

TrueShares Structured Outcome (November) ETF	Delaware

TrueShares Structured Outcome (December) ETF	Delaware

TrueShares Patriot Defense Innovation ETF (fka
RiverNorth Patriot ETF)	Delaware

RiverNorth Market Neutral ETF (fka RiverNorth
Enhanced Pre-Merger SPAC ETF)	Delaware

Polen Dividend Income ETF (fka Opal Dividend
Income ETF)	Delaware

TrueShares Technology, AI, & Deep Learning ETF	Delaware

TrueShares Eagle Global Next Gen Power Infrastructure ETF
(fka TrueShares Eagle Global Renewable Energy Income ETF)	Delaware

Vulcan Value Partners Fund	Delaware

Vulcan Value Partners Small Cap Fund	Delaware

TrueShares Convequity Protect ETF (fka TrueShares
ConVex Protect ETF)	Delaware

NPF Core Equity ETF	Delaware

TrueShares S&P Autocallable Defensive Income ETF	Delaware

TrueShares S&P Autocallable High Income ETF	Delaware

TrueShares Equity Hedge ETF	Delaware

CresAlta Global Dividend ETF	Delaware

CresAlta Small and Mid-Cap ETF	Delaware

Clough Global Macro ETF	Delaware

Information Classification: Limited Access